Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

           Attention Business Editors:
           Western Goldfields Announces Fuel Hedging Program, Status of Issuer Bid
           and Revisions to Credit Facility Terms

           TORONTO, Dec. 18 /CNW/ - Western Goldfields Inc. ("Western Goldfields" or
the "Company") (TSX:WGI, NYSE Alternext:WGW) is pleased to provide an update on the Company's recent entry into a fuel hedging program, its issuer bid announced in November and revisions to the terms of its credit facility as a result of the new mine plan announced in September 2008.

           <<
           -   Entered into a diesel fuel hedging program for approximately 25% of the Mesquite Mine's diesel requirements for each of the next two years.

           -   Repurchased 2.3 million shares at an average price of C$1.36 through
               December 18, 2008 under the terms of its normal course issuer bid initiated November 7, 2008.

           -   Revised the terms of its credit facility including: approval of the new mine plan, timing of completion test and debt repayment schedule.

           Fuel Hedging
           ------------
           >>

           With the recent decline in diesel prices, Western Goldfields has entered into hedging contracts for approximately 25% of Mesquite's annual diesel consumption for each of the next two years. The Company purchased 1,512,000 gallons of diesel per year at forward prices of $1.82 and $2.00 per gallon in
2009 and 2010, respectively. During 2009 the Company expects Mesquite to consume approximately 5.8 million gallons of diesel fuel. In addition to the hedge price, Western Goldfields pays approximately $0.15 per gallon of additional costs when including taxes and delivery charges. The hedge prices are materially lower than the Company's plan which incorporated budgeted diesel costs of $2.40 in 2009 and $2.75 per gallon thereafter including taxes and delivery charges. Approximately 20% of Mesquite's operating costs are attributable to diesel consumption.

           <<
           Normal Course Issuer Bid
           ------------------------
           >>

           Through December 18, 2008, Western Goldfields has repurchased 2.3 million shares at an average price of C$1.36 per share. The repurchases made by the
Company represent approximately 18% of the total allowable under the rules of the issuer bid since the bid commenced on November 7, 2008. The Company has expended a total of C$3.1 million repurchasing shares. Going forward, Western
Goldfields will continue to monitor market conditions and repurchase shares in a manner that aims to maximize shareholder value. As a result of the repurchases, Western Goldfields has 134,526,286 basic shares outstanding as of
December 18, 2008.

           <<
           Credit Facility
           ---------------
           >>

           On December 17, 2008 the syndicate of banks for Western Goldfields'
credit facility approved the Company's new mine plan and amended certain terms of the credit facility. As Mesquite is estimated to generate greater cash flow over the coming years under the new mine plan, the repayment period of the facility was accelerated by two years allowing Western Goldfields to fully repay its debt by December 2012. At September 30, 2008 Western Goldfields had
$45.4 million of cash, including $7.5 million of restricted cash, and $86.3 million of debt outstanding.
           As a result of the transition into the new mine plan, the date to finish completion testing was moved to June 30, 2009 and, as such, the Company plans to conduct the completion testing in the early part of the new year. Upon successful completion, the interest rate on the facility will be reduced to
LIBOR plus 1.75% from the current rate of LIBOR plus 2.20%.
           Under the revised repayment schedule of the credit facility, the principal payment due at the end of 2008 will be $17.7 million with an additional $4.7 million and $6.9 million due at the end of June and December
2009, respectively. The remaining balance will be paid in 2010 and beyond. In addition to the annual minimum principal payment, there is a cash sweep mechanism included in the credit facility that requires increased repayments above the semi-annual principal payment based on Mesquite's cash flow generation.
           In addition, as part of entering into the fuel hedging program, the
Company is working with the representatives of the syndicate banks to make the necessary amendments to the credit facility to secure the fuel hedges with the equivalent collateral that secures the Company's credit facility. The Company is currently amending the security documents and expects this to be completed by the end of the year.

           <<
           Western Goldfields Inc.
           -----------------------
           >>

           Western Goldfields Inc. is a gold production and exploration company with a focus on precious metal mining opportunities in North America. The Mesquite
Mine, currently the Company's sole asset, was brought into production in
January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. The Company has 2.8 million ounces in Proven and Probable Reserves as outlined in more detail in its latest annual report on Form 10K filed on www.sedar.com. Western
Goldfields common shares trade on the Toronto Stock Exchange under the symbol
WGI, and on the NYSE Alternext under the symbol WGW. For further details, please visit www.westerngoldfields.com.

           Mr. Wes Hanson, P.Geo., Vice President of Mine Development, Western
Goldfields Inc., is the qualified person under National Instrument 43-101 who supervised the preparation of the technical information contained in this news release. Mr. Hanson is an officer of the Company.

           This news release shall not constitute an offer to sell or the solicitation of an offer to buy the shares in any jurisdiction.

           <<
           Forward-Looking Information
           ---------------------------
           >>

           Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, potential contractual arrangements, receipt of working capital, anticipated revenues, and capital and operating expenditures.
These forward-looking statements are based on the best estimates of management at the time such statements are made. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the
Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission and the Ontario
Securities Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

           %CIK: 0001394186

           /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and CEO, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com; Hannes Portmann, Director, Corporate
Development and Investor Relations, (416) 324-6014,
hportmann(at)westerngoldfields.com/
           (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 17:31e 18-DEC-08